EXHIBIT 11

                            FBL FINANCIAL GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                               SEPTEMBER 30,                       SEPTEMBER 30,
                                                      -------------------------------     -------------------------------
                                                           1997              1996             1997              1996
                                                      -------------     -------------     -------------     -------------
                                                                            (DOLLARS IN THOUSANDS)
PRIMARY
     Average shares outstanding ..................       17,920,281        19,750,211        18,240,354        22,489,937
     Net effect of stock options - based on the
        treasury stock method using average
        market price .............................          349,887            66,382           287,617            22,531
                                                      -------------     -------------     -------------     -------------
     Weighted average primary shares outstanding .       18,270,168        19,816,593        18,527,971        22,512,468
                                                      =============     =============     =============     =============

     Net income ..................................    $      20,124     $      20,486     $      59,515     $      44,950
     Dividends on Series A and B preferred stock .              (37)           (1,000)           (2,133)           (1,000)
                                                      -------------     -------------     -------------     -------------
     Net income applicable to common stock .......    $      20,087     $      19,486     $      57,382     $      43,950
                                                      =============     =============     =============     =============

     Net income per primary common and common
        equivalent share .........................    $        1.10     $        0.98     $        3.10     $        1.95
                                                      =============     =============     =============     =============

FULLY DILUTED
     Average shares outstanding ..................       17,920,281        19,750,211        18,240,354        22,489,937
     Net effect of stock options-based on the
        treasury stock method using period-end
        market price, if higher than average
        market price .............................          376,572           102,024           381,517            34,629
                                                      -------------     -------------     -------------     -------------
     Weighted average fully diluted shares
        outstanding ..............................       18,296,853        19,852,235        18,621,871        22,524,566
                                                      =============     =============     =============     =============

     Net income ..................................    $      20,124     $      20,486     $      59,515     $      44,950
     Dividends on Series A and B preferred stock .              (37)           (1,000)           (2,133)           (1,000)
                                                      -------------     -------------     -------------     -------------
     Net income applicable to common stock .......    $      20,087     $      19,486     $      57,382     $      43,950
                                                      =============     =============     =============     =============

     Net income per fully diluted common and
        common equivalent share ..................    $        1.10     $        0.98     $        3.08     $        1.95
                                                      =============     =============     =============     =============


Note: Net income per fully diluted common and common equivalent share is not disclosed on the face of the Company's Consolidated Statements of Income because dilution is less than three percent.